As filed with the Securities and Exchange Commission on September 16, 2002.

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MICRO LINEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2910085 (I.R.S. Employer Identification No.)

2050 Concourse Drive San Jose, California (Address of Principal Executive Offices)	95131 (Zip Code)

Micro Linear Corporation 1998 Nonstatutory Stock Option Plan
(Full title of the plans)

Timothy Richardson President and Chief Executive Officer	Copy to:
Micro Linear Corporation 2050 Concourse Drive San Jose, California 95131 (408) 433-5200 (Name, address and telephone number, including area code, of agent for service)	Jorge A. del Calvo, Esq. Davina K. Kaile, Esq. Pillsbury Winthrop LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed	Amount of
Securities To	To Be	Offering Price	Maximum Aggregate	Registration
Be Registered	Registered(1)	per Share(1)	Offering Price(2)	Fee

Common Stock, par value $.001 per share	1,065,794 shares	$3.35	$3,570,409.90	$328.48

(1)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of Registrant’s outstanding shares of Common Stock.

(2)	Computed in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $3.48 per share covering 565,794 outstanding options and the estimated exercise price of $3.21 per share covering 500,000 authorized but unissued shares. The exercise price of $3.21 per share was estimated solely for the purpose of calculating the registration fee and was based upon the average of the high and low sales prices of the Company’s Common Stock on the Nasdaq National Market on September 11, 2002.

(3)	Associated with the Common Stock are preferred share purchase rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

     The Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 19, 1998 (File No. 333-53003) and May 19, 1999 (File No. 333-78753) are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Registrant (File No. 0-24758) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

(b)	Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

(c)	The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A, filed September 1, 1994 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

(d)	The description of Registrant’s preferred share purchase rights contained in Registrant’s Statement on Form 8-A, filed August 17, 1998 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

Exhibit
Number	Description

5.1	Opinion of Pillsbury Winthrop LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on page 2)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 16th day of September, 2002.

MICRO LINEAR CORPORATION

By:	/s/ Timothy Richardson

Timothy Richardson President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy Richardson and Michael Schradle, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Richardson Timothy Richardson	President, Chief Executive Officer and Director (Principal Executive Officer)	September 16, 2002

/s/ Michael Schradle Michael Schradle	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 16, 2002

/s/ David Gellatly David Gellatly	Director	September 16, 2002

/s/ James Harrison James Harrison	Director	September 16, 2002

/s/ William Pohlman William Pohlman	Director	September 16, 2002

/s/ Joseph Rizzi Joseph Rizzi	Director	September 16, 2002

/s/ A. Thampy Thomas A. Thampy Thomas	Director	September 16, 2002

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EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Pillsbury Winthrop LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on page 2)

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